                              SETTLEMENT AGREEMENT

         THIS AGREEMENT is entered into on this 25th day of November, 1997, by and between CHARTWELL INTERNATIONAL, Inc. (hereafter "Chartwell") and POWAY PARTNERS, A California general partnership (hereafter "Poway").

WHEREAS Poway and Steven Morizono have filed a lawsuit against Chartwell, Janice Jones, Alice Gluckman and Does 1-100 inclusive in Los Angeles Superior Court, Case No. BC172423 on or about June 6, 1997; and

WHEREAS Chartwell, Janice Jones, Alice Gluckman and Does 1-100 have denied the allegations set forth in said lawsuit; and

WHEREAS each party is desirous of avoiding protracted litigation and the costs appurtenant thereto, and

WHEREAS the parties have attempted to settle their differences without admission of liability or wrongdoing by any party to the lawsuit;

NOW THEREFORE, Poway and Chartwell, for themselves and on behalf of all parties named in said lawsuit, for good and valuable consideration of the promises set forth herein, hereby agree as follows:

1. CASH. The following items shall be paid from proceeds of the sale of Chartwell International, Inc. free trading stock:

         Consulting fees to Poway:                       $33,000.00
         Legal fees to Gerard N. Casale Jr.              $20,000.00
                                                         ----------
         TOTAL PROCEEDS                                  $53,000.00

Said proceeds to be obtained as spelled out by the procedure detailed on Exhibit "A", and shall be carried out as expeditiously as possible, but in any event, within 10 business days from the receipt by Centex Securities of the unlegended stock certificate for 600,000 shares as outlined in Exhibit "A". Each party shall act in good faith and use due diligence in promptly performing their obligations as set forth in Exhibit "A".

2.   STOCK.

         a) $50,000.00 in Chartwell International, Inc. Restricted Common Stock shall be delivered to Poway within 10 business days of execution of the final settlement agreement. The number of shares to be issued shall be determined based on the average of the Bid and Ask price as of the closing on the date of the final settlement. Chartwell shall have the right to repurchase all shares delivered to Poway within 12 months of the date of the final settlement agreement for the price of $75,000.00.

         b) $75,000.00 cash equivalent in Sportstar Marketing, Inc. common stock shall be delivered by Chartwell to Poway. All said stock to be issued with piggyback rights for the holder, subject to approval by the underwriter. The price for said common stock shall be determined based on the average between the Bid and Ask at the close of the first day of trading. Chartwell shall deliver said stock to Poway within 10 business days of the close of the 1st day of trading on Sportstar Marketing, Inc.

3. PROMISSORY NOTE. $3,200.00, together with accrued interest on the $50,000.00 note estimated at $3,500.00, shall be added to the principal balance of the existing 2nd mortgage held by Poway. This modification to the terms of the Note shall also reflect that in the event that Chartwell is able to secure re-financing of the existing 1st mortgage on more favorable terms, Poway hereby agrees to subordinate its mortgage to a new 1st mortgage in an amount not to exceed the remaining principal balance of the existing 1st mortgage at the time of such refinance and at an interest rate not to exceed 12.00%, at no cost to Poway. Poway agrees to cooperate with any such refinancing or recasting of senior debt by Chartwell, so long as its priority position is not jeopardized or in any way negatively affected.

4.   REAL ESTATE LOTS.

         a) Within 90 days of completion and full County approval of the Final Map and platting of all lots, Chartwell shall convey title by special warranty deed, free of all encumbrances to Poway of lots equivalent in value to $250,000.00. Value to be determined by independent MAI appraiser. Said appraiser to be selected as follows: Chartwell and Poway to each select an appraiser. Those appraisers shall then select the independent MAI appraiser, who shall be familiar with properties in the area of the subject property. The lot or lots to be conveyed by Chartwell to Poway or its designated representative shall be by random selection. Upon conveyance of the lots, Poway or its representatives shall have no further interest in any development proceeds arising from the remaining property owned by Chartwell and/or its assignees.

         b) The obligation to convey lots to Poway as described in 4(a) shall be cross collateralized by the following stock option:

         c) STOCK OPTION. Chartwell shall grant to Poway an option to purchase sufficient shares from its holdings in Sportstar Marketing, Inc. restricted common stock such that the discount from the market price (which shall be determined as the average of the Bid and Ask price of Sportstar stock on the close of the 1st day of trading) multiplied by the number of shares granted, is equivalent to $250,000.00 as of the end of the first day of trading of Sportstar Marketing, Inc. This option shall commence at the end of 90 days from the completion and full approval by San Diego County of the Final Map and platting of all lots, or 2 years, whichever is less ("Commencement date"). The option period shall run for two years from the Commencement date, after which all rights of Poway shall terminate. It is understood by all parties that the option agreement is for cross-collateralization purposes only, and Poway shall be entitled to exercise on the option agreement only if Chartwell fails to perform pursuant to the terms of paragraph 4(a) above. Chartwell makes no warranties to Poway, its officers, agents or employees, either express or implied, that the value of the stock options at the time of option commencement or any period thereafter will be equal to $250,000.00. Chartwell shall retain the sole right to repurchase all options granted to Poway, whether or not the option period has commenced, for the sum of $300,000.00, payable by cash or cashier's check.

5. RELEASE AND INDEMNITY PROVISIONS. Each party, upon execution of the final settlement agreement, hereby agrees to execute contemporaneously a complete release, discharge, indemnity and hold harmless agreement in compliance with C.C.P. Section 1542 whereby each party agrees to indemnify, discharge, release and hold harmless the other party or parties from all past, present or future claims arising from the initial purchase transaction, and to dismiss all pending claims or counterclaims currently pending before any court of law in any jurisdiction. The agreement contemplated by this paragraph shall inure to the heirs, successors, devisees or assigns of all parties.

6. PROHIBITION AGAINST RECORDING. This settlement agreement shall remain strictly confidential between the parties. Recordation of the Settlement Agreement by either party shall render the agreement, together with all release and indemnity provisions, null and void.

7. ACCEPTANCE. If this settlement proposal is not executed by all parties by November 25, 1997 at 5:00p.m. PST, then this offer is terminated.

Agreed to this 25 day of November, 1997.


CHARTWELL INTERNATIONAL, INC.                   POWAY PARTNERS

/s/ Janice Jones                                /s/ Steven Morizono
---------------------------------------         ------------------------------
Dr. Janice Jones, Chairman of the Board         Steve Morizono

                                   EXIBIT A


Legal procedure for sale of stock:

    1. Morizano/Poway Partners ("Designee") to overnight Morizano's Chartwell Preferred Share Certificate along with an SEC legal opinion regarding the authority to convert shares into 600,000 common and to remove the restrictive legend. This Certificate should be sent to Oxford
        Transfer & Registrar ("OTR"):

                            Ms. Gina Beckett
                            Oxford Transfer & Registrar
                            317 SW Alder
                            Suite 1120
                            Portland, OR 97204
                            (503)225-0375

    2. Simultaneously, Chartwell will forward a letter requesting that 600,000 shares of common stock be issued in Designee's name and the restrictive legend released.

    3. Any excess stock or proceeds received by Designee over and above cash requirement per the settlement agreement will be immediately returned to Chartwell upon payment in full to Designee.

    4. Simultaneously, Mr. Jim Chincholl of Centex Securities will be contacting Gerald Casale regarding establishing an account for Designee for purposes of liquidating the stock. Mr. Chincholl can be reached at the following location:

                            Mr. Jim Chincholl
                            Centex Securities
                            12487 E. Ceder Avenue
                            Aurora, CO 80012
                            (303) 340-1105

    5. This process to sell the Chartwell stock is a condition subsequent to the full release of pending litigation.

                           LOAN MODIFICATION AGREEMENT
                                      AND
                             SUBORDINATION AGREEMENT

    THIS Loan Modification Agreement is entered into this 11th day of December, 1997 by and between POWAY PARTNERS, a California General Partnership (hereinafter "Lender") and CHARTWELL INTERNATIONAL, INC., a Nevada corporation (hereinafter "Borrower").

    WHEREAS Borrower, on November 10, 1994, executed a Promissory Note in favor of Lender in the original amount of Fifty Thousand and 00/100 Dollars ($50,000.00), payable at the annual rate of 12.000 per cent interest, with monthly payments of $500.00, or more, commencing on December 15, 1994; and

    WHEREAS Borrower secured this Promissory Note with a Deed of Trust dated November 10, 1994 and recorded November 15, 1994 in the official records of the San Diego County, California Recorder's Office at Reception No. 1994-0658932_ in favor of CB Service Corporation, a California corporation, as Trustee for Lender and encumbering that certain property owned by Borrower which is located in the County of San Diego, State of California and which is legally described as follows:

See ATTACHED EXHIBIT "A"

    AND WHEREAS Borrower and Lender are desirous of modifying the terms and conditions of said Promissory Note and Deed of Trust,

    NOW THEREFORE, Borrower and Lender, for and in consideration of the sum of Ten Dollars and other valuable consideration, paid to Lender, the receipt of which is hereby acknowledged, do hereby covenant and agree as follows:

1. The principal balance on said Promissory Note shall be modified to be $57,200.00, as of the date set forth above.

2. Payments on said Promissory Note shall be modified to be $572.00 per month, with the 1st payment due one month from the date of this agreement and all subsequent payments due on the same day of each month, until this Note is paid in full.

3. Execution of this Loan Modification Agreement shall be prima facie evidence that the Promissory Note referenced herein is cm-rent and in good standing as of the date of the execution of this Agreement by both Lender and Borrower.

4. Lender hereby agrees that the Subordination Agreement, attached hereto as Exhibit "B" and executed by Lender, shall be integrated into and deemed an integral part of both the Promissory Note and the Deed of Trust referenced herein, as of the date of execution of this Agreement, and that the execution of said Subordination Agreement attached to this Agreement shall not affect the current statutory priority of Lender's interest in any property secured by said Deed of Trust, nor be deemed a release of any rights of Lender in or to said Deed of Trust.

    Lender and Borrower have agreed to and acknowledged the above modifications, as evidenced by their respective signatures below.

POWAY PARTNERS, A CALIFORNIA GENERAL PARTNERSHIP


BY:  /s/ Steven Morizono
   --------------------------          ------------------------------

   --------------------------          ------------------------------

CHART INTERNATIONAL, INC., A NEVADA CORPORATION

BY:  /s/ Janice A Jones
   --------------------------
   Dr. Janice A. Jones, President


STATE OF CALIFORNIA
COUNTY OF Los Angeles

    On 12-11-97, before me TEENA MARTIN SMITH, a Notary Public in and for said State, personally appeared Steven Morizono personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.
                                              NOTARY SEAL - TEENA MARTIN SMITH
Signature: /s/ Teena Martin-Smith                     COMM. # 1051326
                                                  NOTARY PUBUC - CALIFORNIA
---------------------------------                    LOS ANGELES COUNTY
     NAME (TYPED OR PRINTED)                My commission expires: Feb. 13, 1999
My commission expires:  2-13-99


STATE OF COLORADO
COUNTY OF ARAPAHOE

On 12/8/97, before me Amy McMillan Notary Public in and for said State, personally appeared Dr. Janice A. Jones as President of Chartwell International, Inc. personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity and that by her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                                                NOTARY SEAL - AMY MCMILLAN
Signature: /s/ Amy McMillan                           COMM. # 1051326
                                                      NOTARY PUBUC
---------------------------------                  STATE OF COLORADO
     NAME (TYPED OR PRINTED)                  My commission expires: 08/25/2001
My commission expires:  8-25-2001

                                  EXIBIT "B"

                            SUBORDINATION AGREEMENT


          WHEREAS CHARTWELL INTERNATIONAL, INC. a Nevada corporation executed a Deed of Trust dated November 10, 1994 to CB Service Corporation, Trustee, secured by a Promissory Note in the amount of $50,000.00, and recorded November 15, 1994, at Reception No. 1994-0658932 of the records of San Diego County, California, for the use of POWAY PARTNERS, a California General Partnership, which Deed of Trust is a lien against the property described therein; and

          WHEREAS, CHARTWELL INTERNATIONAL, INC., the owner of said property, and POWAY PARTNERS have agreed that certain subordination provisions be incorporated into said Deed of Trust pursuant to the Loan Modification Agreement of which this Subordination Agreement is a part;

          NOW THEREFORE, CHARTWELL INTERNATIONAL, Inc. and POWAY PARTNERS for the good and valuable consideration referenced within the Loan Modification Agreement, hereby incorporate into said Deed of Trust the following Subordination Agreement provision:

POWAY PARTNERS, Inc. hereby agree to subordinate this Deed of Trust to any new Deed of Trust which shall replace the existing 1st Deed of Trust encumbering the property, so long as the amount of the new Deed of Trust does not exceed the then current principal balance of the existing 1st Deed of Trust, of $400,000.00 and rate not to exceed 12% and so long as the loan proceeds of any new Deed of Trust are used solely to satisfy in full the outstanding principal balance, plus all accrued interest and late charges, if any, then owed on said existing 1st Deed of Trust. Further, it shall be a condition precedent to any obligation by POWAY PARTNERS under this Subordination Agreement that all obligations by CHARTWELL INTERNATIONAL, Inc. to POWAY PARTNERS shall be current and not be in default.

          POWAY PARTNERS and CHARTWELL INTERNATIONAL, INC. hereby further agree that this subordination provision shall be exercised by providing to POWAY PARTNERS in writing, a Request for Subordination, no later than 30 days prior to the date said subordination shall occur, and to provide to POWAY copies of any Note and Deed of Trust to which POWAY PARTNERS shall subordinate.

          Upon receipt of said Request for Subordination, POWAY PARTNERS agrees to promptly execute all documents and instruments necessary or required to effectuate such subordination; provided however, that in no event shall the priority of the Deed of Trust held by POWAY PARTNERS be diminished beyond a 2nd lien position by virtue of said subordination. POWAY PARTNERS, Inc. shall not be liable for any cost or expense as a result of any subordination requested by CHARTWELL INTERNATIONAL, Inc.

          This Subordination Agreement shall inure to the heirs, successors, devisees and assigns of both POWAY PARTNERS and CHARTWELL INTERNATIONAL, INC.

          Dated this 11th day of December, 1997.


POWAY PARTNERS

BY:  /s/ Steven Morizono
   --------------------------

   --------------------------          ------------------------------


STATE OF CALIFORNIA
COUNTY OF Los Angeles

On 12-11-97, before me TEENA MARTIN SMITH, a Notary Public in and for said State, personally appeared Steven Morizono personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                                              NOTARY SEAL - TEENA MARTIN SMITH
Signature: /s/ Teena Martin-Smith                     COMM. # 1051326
                                                 NOTARY PUBUC - CALIFORNIA
---------------------------------                   LOS ANGELES COUNTY
     NAME (TYPED OR PRINTED)                My commission expires: Feb. 13, 1999
My commission expires:  2-13-99

                             SETTLEMENT AGREEMENT

                   AND MUTUAL GENERAL RELEASE OF ALL CLAIMS

          This Settlement Agreement and Mutual General Release of All Claims is entered into effective December 11, 1997 by POWAY PARTNERS, a California General Partnership, and STEVEN MORIZONO on the one hand, and CHARTWELL INTERNATIONAL, INC., a Nevada Corporation, JANICE JONES, ALICE GLUCKMAN AND DOES 1-100, on the other hand, both of whom are hereinafter collectively referred to as all the "Parties."

                                   RECITALS

          Certain disputes have arisen between the parties in connection with the claims set forth in that certain Complaint and Demurrer filed on June 6, 1997 in Los Angeles County, California Superior Court, Case No. BC172423 (the "Lawsuit"). It is the intention of the parties to settle all disputes between POWAY PARTNERS and STEVEN MORIZANO a/k/a STEVEN MORIZONO, on the one hand, and CHARTWELL INTERNATIONAL, INC., JANICE JONES, ALICE GLUCKMAN AND DOES 1-100 on the other hand.

         1.  SETTLEMENT TERMS

         The Parties hereby agree to execute all documents and perform all actions as set forth and described in that particular document titled "Settlement Agreement" dated November 25, 1997, a signed copy of which is attached hereto and incorporated into this document.

         When the above terms are performed by all Parties no later than DECEMBER 19, 1997, each Party will be in full settlement of any and all claims it has against each and every other Party named in the Complaint set forth above.

         2.  WHAT HAPPENS IN THE EVENT OF A DEFAULT

         If any Party fails to timely perform its obligations pursuant to the settlement terms set forth in the Settlement Agreement attached hereto, then this Settlement Agreement and Mutual Release of All Claims shall be null and void and each Party shall be entitled to pursue all legal remedies available to it.

         3.  DISMISSAL OF THE COMPLAINT AS TO DEFENDANTS

         Within 24 hours after receipt by Morizono or his counsel of $53,000.00 in cashier's check or certified funds, pursuant to Paragraph 1 of the Settlement Agreement, counsel for POWAY PARTNERS and STEVEN MORIZONO shall forthwith file a Request for Dismissal with Prejudice of all claims as to each and very Defendant in the Lawsuit. Each Party shall bear its own attorneys' fee and costs relating to the lawsuit, except as may be provided for in the Settlement Agreement.

         4.  MUTUAL GENERAL RELEASE

         POWAY PARTNERS hereby releases CHARTWELL INTERNATIONAL, INC., JANICE JONES, ALICE GLUCKMAN and DOES 1-100 from any and all claims, actions, causes of action, cross-complaints, demands and obligations of any kind whatsoever ("Claims"), whether known or unknown, suspected or unsuspected, fixed or contingent, which each party now has or may hereafter have, arising in or which could have arisen in the above mentioned dispute.

         CHARTWELL INTERNATIONAL, Inc., JANICE JONES, ALICE GLUCKMAN and DOES 1-100 do hereby release POWAY PARTNERS from any and all claims, actions, causes of action, cross-complaints, demands and obligations of any kind whatsoever ("Claims"), whether known or unknown, suspected or unsuspected, fixed or contingent, which each party now has or may hereafter have, arising in or which could have arisen in the above mentioned dispute.

         The signatories hereto hereby agree that they will forever refrain and forebear from commencing or prosecuting any lawsuit or proceeding against each other arising in or out of or which could have arisen in or out of the above mentioned dispute(s).

         5.  NO ADMISSION OF LIABILITY

         Each of the signatories hereto understands and agrees that neither the payment of any sum of money nor the execution of this agreement or any document related thereto, shall constitute or be construed as an admission of any liability whatsoever in these matters.

         6.  ATTORNEYS FEES PROVISION

         If legal action is taken to remedy a breach of this agreement, then the party prevailing in said legal action shall be awarded its attorney's fees and costs.

         7.  CALIFORNIA LAW GOVERNS

         California law shall govern this Settlement Agreement and Mutual General Release of All Claims. Each of the parties was represented by counsel who participated in the preparation of the Agreement and, in the event of any claim arising from a breach, its language shall not be construed against or in favor of any party.

         8.  REPRESENTATIVES, SUCCESSORS, HEIRS AND ASSIGNS

         This Settlement Agreement and Mutual General Release of All Claims shall be binding upon and inure to the benefit of the parties and their representatives, successors, heirs and assigns.

         9.  LEGAL CAPACITY TO EXECUTE THE AGREEMENT

         Each party warrants that he/she has not assigned the claims covered by this Settlement Agreement and Mutual General Release of All Claims and has the legal capacity to execute this Agreement.

         10.  COMPLETE AGREEMENT

         This Settlement Agreement and Mutual General Release of All Claims contains the entire agreement and understanding between the signatories hereto regarding the subject matter. This Settlement Agreement and Mutual General Release of All Claims replaces all prior negotiations and proposed agreements, whether written or oral. Each of the signatories hereto acknowledges that no other signatory hereto has made any promise, representation or warranty whatsoever, express or implied, not contained herein, concerning the subject matter hereof, to induce him to execute this Settlement Agreement. Each of the signatories hereto further acknowledges that each signatory hereto has not executed this Settlement Agreement and Mutual General Release of All Claims in reliance upon any promise, representation or warranty not expressly set forth herein. Each of the Parties represents that he or she has conferred with an attorney of his or her own choosing who has advised the party with respect to this Settlement Agreement and Mutual General Release of All Claims, and that no party has relied on the representations of any other party in deciding to enter into this Settlement Agreement and Mutual General Release of All Claims.

         11.  COUNTERPARTS

         This Settlement Agreement and Mutual General Release of All Claims may be executed in duplicate counterparts, each of which shall be deemed an original agreement and all of which shall constitute and agreement to be effective as of the date of signing.

         AGREED TO AND ACCEPTED BY:

POWAY PARTNERS, a California General Partnership


BY: /s/ Steven Morizono
   --------------------------

STEVEN MORIZONO

    /s/ Steven Morizono
-----------------------------


CHARTWELL INTERNATIONAL, INC. a Nevada corporation

BY: /s/ Janice A. Jones
   --------------------------

JANICE JONES

    /s/ Janice A. Jones
-----------------------------


ALICE FLUCKMAN


-----------------------------

State of California
County Los Angeles

On 12-11-97 before me                Teena Martin Smith
   --------           -----------------------------------------------------
                      (Name/title of officer-i.e."Jane Doe, Notary Public")

Personally appeared     Steven Morizono
                    ----------------------
                    (Name(s) of Signer(s))
personally known to me -or-   X        proved to me on the
                                       basis of satisfactory
                                       evidence to be the
                                       person(s) whose name(s)
                                       is/are subscribed to the
                                       within instrument and
                                       acknowledged to me that
                                       he/she/they executed the
                                       same in his/her/their
                                       authorized capacity(ies),
                                       and that by his/her/their
                                       signature(s) on the
NOTARY SEAL - TEENA MARTIN SMITH       instrument the person(s),
COMM. # 1051326                        or the entity upon behalf
NOTARY PUBUC - CALIFORNIA              of which the person(s)
LOS ANGELES COUNTY                     acted, executed the
My commission expires: Feb. 13, 1999   instrument.


                                    Witness my hand and official seal.

                                         /s/ Teena Martin Smith
                                    -----------------------------------

                               ATTENTION NOTARY

The information requested below and in the column to the right is OPTIONAL. Recording of this document is not required by law and is also optional. It could, however, prevent fraudulent attachment of this certificate to any Officer(s) unauthorized document.


THIS CERTIFICATE           Title or Type of document
MUST BE ATTACHED                                    ----------------------
TO THE DOCUMENT            Number of Pages     Date of Document
DESCRIBED AT RIGHT                        ----                 -----------
                           Signer(s) Other Than Named Above
                                                           ---------------


Right thumbprint (optional)



Capacity Clamed by signer(s)
    Individual(s)
    Corporate
             -----------

    Officer(s)
              ----------

    Partner(s)  Limited
                General

    Attorney in Fact
    Trustee (s)
    Guardian/Conservator
    other
         -------------------------

----------------------------------
Signer is Representing:
(Name of Person(s) or Entity(ies)

----------------------------------

----------------------------------


Right thumbprint (optional)



Capacity Clamed by signer(s)
    Individual(s)
    Corporate
             -----------

    Officer(s)
              ----------

    Partner(s)   Limited
                 General
    Attorney in Fact
    Trustee (s)
    Guardian/Conservator
    other
         -------------------------

----------------------------------
Signer is Representing:
(Name of Person(s) or Entity(ies)